First PacTrust Bancorp Announces Open Market Stock Buyback Program

Irvine, Calif. (April 25, 2013) – First PacTrust Bancorp, Inc. (NASDAQ: BANC), the multi-bank holding company for PacTrust Bank and Beach Business Bank, today announced that its Board of Directors has approved a new share buyback program authorizing the Company, based on management’s discretion, to buy back, from time to time during the next 12 months, an amount representing up to 10% of the Company’s currently outstanding common shares. The shares may be repurchased in the open market or in privately negotiated transactions, at prices not to exceed the tangible book value of the Company’s common shares, based on the book value of such shares as reported in the Company’s most recent quarterly earnings report.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $2.0 billion holding company of PacTrust Bank and Beach Business Bank which together operate branch locations in Los Angeles, Orange, San Diego and Riverside counties and loan production offices in California, Arizona, Oregon and Washington.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the Securities and Exchange Commission.  You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: First PacTrust Bancorp, Inc.

Investor Relations Inquiries:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300